                                                                    EXHIBIT 10.a

                           FOURTEENTH AMENDMENT TO THE
               HUFFY CORPORATION SUPPLEMENTAL/EXCESS BENEFIT PLAN

         WHEREAS, Huffy Corporation (the "Sponsor") maintains the Huffy Corporation Supplemental/Excess Benefit Plan (the "Plan") effective June 1, 1988; and

         WHEREAS, the Sponsor desires to amend the Plan;

         NOW, THEREFORE, the Sponsor adopts the following amendment to the Plan effective as of June 1, 2003:

I. Article III of the Plan shall be amended by adding a new paragraph to read as follows:

                  For any Participant employed by Huffy Service First, Inc. who ceased to accrue a benefit under the Retirement Plan as of December 31, 2002 as the result of the amendment of the Retirement Plan to eliminate the accrual of benefits for employees of Huffy Service First, Inc., the Supplemental/Excess Benefit shall be determined as if (i) the Retirement Plan had not been so amended to eliminate further benefit accruals by employees of Huffy Service First, Inc., and (ii) the Participant continued to earn an Accrued Retirement Pension under the terms of the Retirement Plan benefit formula in effect for employees of Huffy Service First, Inc. on December 30, 2002, based upon the Participant's service with and compensation from Huffy Service First, Inc. after such date.

II.      In all other respects, the Plan shall remain unchanged.


         IN WITNESS WHEREOF, the Sponsor has caused this instrument to be executed as of this 28th day of April, 2003.


                                      HUFFY CORPORATION


                                      By:  /s/ Nancy A. Michaud
                                           -----------------------------------

                                      Title:  Vice President - General Counsel
                                              --------------------------------